As filed with the Securities and Exchange Commission on December 16, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 15, 2011
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On December 11, December 2, December 5, December 6, December 7, December 8, December 9, December 12, December 13, December 14 and December 15, 2011, Bank of America Corporation (the "Registrant") entered into separate agreements with certain institutional preferred and trust preferred security holders (the "Exchange Agreements") pursuant to which the Registrant and each such security holder agreed to exchange shares, or depository shares representing fractional interests in shares, of various series of the Registrant's outstanding preferred stock, par value $0.01 per share (the "Preferred Stock"), or trust preferred securities or hybrid income securities of various trusts formed by or on behalf of the Registrant or its predecessor companies (the "Trust Preferred Securities"), as applicable, for an aggregate of 88,988,700 shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock") and an aggregate principal amount of $885.4 million of senior notes of the Registrant (the "Senior Notes").

Pursuant to the Exchange Agreements, the Registrant will receive outstanding shares of Preferred Stock with an aggregate liquidation preference of approximately $179.1 million and Trust Preferred Securities with an aggregate liquidation preference of approximately $1.6 billion. To the extent the exchanges are not already settled, they are expected to settle on or before December 22, 2011.

These exchanges represent the completion of the Registrant's announced intention to explore the issuance of up to 400 million shares of common stock and $3 billion of senior notes in exchange for shares of preferred stock and certain trust preferred capital debt securities issued by unconsolidated trust companies, in privately negotiated transactions. In the aggregate, the Registrant expects that the exchanges reported in this report and in the Registrant's Current Reports on Form 8-K filed under this Item 3.02 on December 2, 2011 and November 17, 2011, collectively, will result in an increase of approximately $3.9 billion in Tier 1 common capital, and increase the Registrant's Tier 1 common capital ratio by approximately 29 basis points under Basel I.

In the aggregate, the Registrant will receive approximately $5.8 billion in liquidation preference of Preferred Stock and Trust Preferred Securities in the privately negotiated transactions in exchange for 400 million shares of its common stock and approximately $2.3 billion aggregate principal amount of its Senior Notes. The Senior Notes consist of $78.3 million of 7.375% Notes due May 15, 2014, $867.4 million of 6.500% Notes due August 1, 2016, $306.1 million of 5.625% Notes due October 14, 2016, $709.9 million of 6.000% Notes due September 1, 2017 and $364.2 million of 7.625% Notes due June 1, 2019.

The shares of common stock and Senior Notes reported in this report are being issued in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by the issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

Going forward the Registrant may, from time to time, engage in similar privately negotiated transactions involving the issuance of common stock, cash or other consideration in exchange for preferred stock and certain trust preferred securities in amounts that are not expected to be material, individually or in the aggregate, to the Registrant.

The table below lists the title of each applicable series of Preferred Stock or Trust Preferred Securities and the corresponding aggregate liquidation preference or principal amount covered by the Exchange Agreements reported in this report as well as the corresponding overall aggregate liquidation preference or principal amount covered by the exchanges reported in this report, the December 2, 2011 Form 8-K and the November 17, 2011 Form 8-K, collectively.

1 Reflects an Exchange Agreement (as defined herein) that was entered into on December 1, 2011, pursuant to which the first trade occurred on December 2, 2011.

Title of Preferred Stock or Trust Preferred Securities	Aggregate Liquidation Preference or Principal Amount for the Exchange Agreements described in this Report	Overall Aggregate Liquidation Preference or Principal Amount for the Exchange Agreements described in all Three of the Current Reports on Form 8-K
6.204% Non-Cumulative Preferred Stock, Series D	$2,425,000	$6,498,875
Floating Rate Non-Cumulative Preferred Stock, Series E	$107,125,000	$147,875,000
7.25% Non-Cumulative Preferred Stock, Series J	$23,375,000	$26,462,500
Fixed-to Floating Rate Non-Cumulative Preferred Stock, Series K	$—	$123,235,000
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	$—	$269,139,000
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M	$—	$123,950,000
Floating Rate Non-Cumulative Preferred Stock, Series 1	$5,125,000	$36,448,625
Floating Rate Non-Cumulative Preferred Stock, Series 2	$19,875,000	$163,075,400
6.375% Non-Cumulative Preferred Stock, Series 3	$750,000	$16,875,000
Floating Rate Non-Cumulative Preferred Stock, Series 4	$11,500,000	$66,088,775
Floating Rate Non-Cumulative Preferred Stock, Series 5	$8,875,000	$98,625,000
6.70% Non-Cumulative Preferred Stock, Series 6	$—	$5,612,500
Floating Rate Preferred HITS BAC Capital Trust XIII	$559,098,000	$559,098,000
5.63% Fixed-to-Floating Rate Preferred HITS BAC Capital Trust XIV	$357,521,000	$357,521,000
7% Capital Securities of BAC Capital Trust I	$—	$561,100
7% Capital Securities of BAC Capital Trust II	$—	$2,125,000
7% Capital Securities of BAC Capital Trust III	$—	$500,000
5 7/8% Capital Securities of BAC Capital Trust IV	$2,125,000	$8,100,000
6% Capital Securities of BAC Capital Trust V	$1,625,000	$4,125,000
5 5/8% Capital Securities of BAC Capital Trust VI	$304,501,000	$822,629,000
5 1/4% Capital Securities of BAC Capital Trust VII	$55,970,500 [2]	$1,114,543,000 [3]
6% Capital Securities of BAC Capital Trust VIII	$2,000,000	$4,375,000
6 1/4% Capital Securities of BAC Capital Trust X	$1,850,000	$8,850,000
6 5/8% Capital Securities of BAC Capital Trust XI	$97,015,000	$197,940,000
Floating Rate Capital Securities of BAC Capital Trust XV	$—	$445,997,000
7.83% Capital Securities of NB Capital Trust II	$—	$75,881,000
Floating Rate Capital Securities of NB Capital Trust III	$71,040,000	$269,329,000
8 1/4% Capital Securities of NB Capital Trust IV	$—	$73,316,000
7.92% Capital Securities of Fleet Capital Trust II	$—	$46,720,000
Floating Rate Capital Securities, Series 3 of BankAmerica Capital III	$131,785,000	$225,963,000
Floating Rate Capital Securities of Fleet Capital Trust V	$9,816,000	$142,330,000
Floating Rate Capital Securities of BankBoston Capital Trust III	$4,020,000	$136,195,000
Floating Rate Capital Securities of BankBoston Capital Trust IV	$14,500,000	$95,486,000
Floating Rate Capital Securities, Series B, of MBNA Capital B	$14,039,000	$164,563,000
2 Represents £35,650,000 of Trust Preferred Securities, which utilizes a conversion rate of $1.57 per £1.
3 Represents £709,900,000 of Trust Preferred Securities, which utilizes a conversion rate of $1.57 per £1.

Forward-Looking Statements

Certain statements in this report represent the current expectations, plans or forecasts of Bank of America and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like "expects," "anticipates," "believes," "estimates," "targets," "intends," "plans," "predict,""goal" and other similar expressions or future or conditional verbs such as "will," "may," "might," "should," "would" and "could." The forward-looking statements made in this report include, without limitation, statements concerning: the expectation that to the extent not already settled the exchanges reported in this report will settle on or before December 22, 2011, the resulting increase in the Registrant's Tier 1 common capital caused by the exchanges reported in this report, in the December 2, 2011 Form 8-K and in the November 17, 2011 Form 8-K of approximately $3.9 billion under Basel I, and the resulting increase in the Registrant's Tier 1common capital ratio caused by the exchanges reported in this report, in the December 2, 2011 Form 8-K and in the November 17, 2011 Form 8-K of approximately 29 basis points under Basel I, and expectations about potential future exchanges. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. "Risk Factors" of Bank of America's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, Item 1A. "Risk Factors" of Bank of America's Annual Report on Form 10-K for the year ended December 31, 2010 and in any of Bank of America's other subsequent Securities and Exchange Commission filings: the risks related to the satisfaction of the closing conditions under the Exchange Agreements, including the timing related thereto and the timing of the settlements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Craig T. Beazer
Craig T. Beazer
Deputy General Counsel

Dated: December 16, 2011